UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2011

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47669 Fremont Boulevard Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 14, 2011, John Quigley, President and Chief Executive Officer of Ikanos Communications, Inc., (the “Company”) and a member of the Board of Directors resigned from all roles with the Company effective at such time.

(c) On June 14, 2011, the Company appointed Mr. Diosdado P. Banatao, age 64, as interim President and Chief Executive Officer effective at such time. Mr. Banatao has been the Chairman of the Board since August 2009 and Executive Chairman of the Board since April 2010 and previously served as the Company’s interim President and Chief Executive Officer from April 2010 to July 2010. Mr. Banatao has served as a founder and managing partner of Tallwood Venture Capital, a venture capital firm, since July 2000. From April 2008 to June 2009, Mr. Banatao served as Interim Chief Executive Officer of SiRF Technology Holdings, Inc., a publicly-traded company that was acquired by CSR plc in June 2009 (SiRF). From October 2006 to August 2007, Mr. Banatao served as Interim President and Chief Executive Officer of Inphi Corporation. Prior to forming Tallwood, Mr. Banatao was a venture partner at the Mayfield Fund, a venture capital firm, from January 1998 to May 2000. Mr. Banatao co-founded three technology startups: S3 Graphics Ltd in 1989, Chips & Technologies, Inc. in 1985 and Mostron in 1984. Mr. Banatao has served as Chairman of the Board of Inphi Corporation since December 2000. Mr. Banatao served on the board of directors of CSR plc, a public company traded on the London Stock Exchange, from July 2009 to October 2010, and SiRF prior to its acquisition by CSR plc, from February 1995 to June 2009, and Sequoia Communications from March 2003 to September 2009. Mr. Banatao also serves on the boards of directors of Alphion Corporation, Pixim Inc., Quintic Corporation, T-RAM Semiconductor, Inc., Wave Semiconductor and Wilocity Ltd., each a private company. Mr. Banatao holds a B.S. in Electrical Engineering from the Mapua Institute of Technology in the Philippines and an M.S. in Electrical Engineering from Stanford University.

On June 15, 2011, the Company issued a press release announcing the departure of Mr. Quigley and the appointment of Mr. Banatao, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

(e) On June 14, 2011, the Company and Mr. Quigley entered into a separation agreement in which Mr. Quigley agreed to release all claims he has or may have against the Company in exchange for a lump sum payment totaling $350,000 (an amount equal to Mr. Quigley’s annual salary). In addition, Mr. Quigley will receive payment of the premiums associated with continuation of group health insurance, as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, for up to six months.

A copy of the complete separation agreement is being filed herewith as Exhibit 99.2 and is incorporated by reference, and the description thereof contained in the Form 8-K is qualified in all respects by the terms and provisions of the agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 15, 2011.

99.2	Separation Agreement between John Quigley and the Company executed June 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2011

IKANOS COMMUNICATIONS, INC.

By:	/s/ Dennis Bencala
Dennis Bencala
Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 15, 2011.

99.2	Separation Agreement between John Quigley and the Company executed June 14, 2011.